UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 7, 2015

Web.com Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51595	94-3327894
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12808 Gran Bay Parkway West, Jacksonville, FL	32258
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 680-6600

__________________________________________________________________________________________________________
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07.    Submission of Matters to a Vote of Security Holders.

The 2015 Annual Meeting of Stockholders was held on May 7, 2015 at 10:30 a.m. Eastern Time, at The Courtyard Marriott Hotel, Winston Room, 14402 Old St. Augustine Road, Jacksonville, Florida. The following is a brief description of each matter voted upon at the Annual Meeting, as well as the final tally of the number of votes cast for or withheld for each director, and for or against each other matter, and the number of abstentions and broker non-votes with respect to each matter. A more complete description of each matter is set forth in the Web.com’s definitive proxy statement filed with the Securities and Exchange Commission on March 27, 2015.

1.	The following directors were elected to hold office until the date in which the Annual Meeting of Stockholders is held in 2018. The tabulation of votes on this matter was as follows:

Nominees	Number of Shares Voted For	Number of Shares Voted Withheld	Broker Non-Votes

Timothy P. Cost	36,729,338	73,950	11,186,198
Hugh M. Durden	36,727,280	76,008	11,186,198
Deborah H. Quazzo	36,728,274	75,014	11,186,198

2.
Web.com’s stockholders ratified the selection of Ernst & Young LLP as the independent registered public accounting firm of Web.com for its fiscal year ending December 31, 2015. The tabulation of votes on this matter was as follows:

	Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained

Ernst & Young LLP	47,792,494	189,432	7,560

3.
Web.com’s stockholders approved, on an advisory basis, a resolution approving the compensation of Web.com’s named executive officers, as disclosed in Web.com’s proxy statement. The tabulation of votes on this matter was as follows:

For	Against	Abstain	Broker Non-Votes

35,781,785	992,708	28,795	11,186,198

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2015	Web.com Group, Inc.
(Registrant)

/s/ Matthew P. McClure
Matthew P. McClure, Secretary

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